Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement (No. 333-122917) on Form N-1A of Toews Hedged Core Frontier Fund (formerly, Toews Hedged Emerging Markets Fund), Toews Hedged Growth Allocation Fund, Toews Hedged High Yield Bond Fund, Toews Hedged Core W Fund (formerly, Toews Hedged International Developed Markets Fund), Toews Hedged Core L Fund, (formerly, Toews Hedged Large-Cap Fund), Toews Hedged Core S Fund, (formerly, Toews Hedged Small & Mid Cap Fund), and Toews Unconstrained Income Fund, each a series of Northern Lights Fund Trust, of our report dated June 30, 2014, relating to our audits of the financial statements and financial highlights, which appear in the Annual Report on Form N-CSR of Toews Hedged Core Frontier Fund (formerly, Toews Hedged Emerging Markets Fund), Toews Hedged Growth Allocation Fund, Toews Hedged High Yield Bond Fund, Toews Hedged Core W Fund (formerly, Toews Hedged International Developed Markets Fund), Toews Hedged Core L Fund, (formerly, Toews Hedged Large-Cap Fund), Toews Hedged Core S Fund, (formerly, Toews Hedged Small & Mid Cap Fund), and Toews Unconstrained Income Fund, each a series of the Northern Lights Fund Trust, for the periods ended April 30, 2014.

We also consent to the references to our Firm under the captions "Independent Registered Public Accounting Firm" and “Policies and Procedures for Disclosure of Portfolio Holdings” appearing in the Statement of Additional Information and “Financial Highlights” appearing in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Denver, Colorado

August 28, 2014